    b)                                                          TYPE>EX 10.35

                      RESIGNATION OF EMPLOYMENT AGREEMENT

         This Resignation of Employment Agreement (this "Agreement") is entered into as of October 26, 1999, by and between RAYMOND LEWIS (the "Executive") and GLOBAL VACATION GROUP, INC., a New York corporation (the "Company").

                             W I T N E S S E T H :

         WHEREAS, the Company, Thayer Equity Investors III, L.P. ("Thayer") and Executive are parties to a Senior Management Agreement, dated March 30, 1999, as amended (the "Management Agreement");

         WHEREAS, the Executive currently serves as President and Chief Operating Officer of the Company; and

         WHEREAS, the Company and the Executive desire to enter into this Agreement to provide for the terms and conditions by which the Executive's employment with the Company will cease as of October 31, 1999 (the "Resignation Date").

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows:



                                   ARTICLE I
                      TERMS AND CONDITIONS OF RESIGNATION


         1.1 RESIGNATION OF EXECUTIVE. The Company and the Executive hereby agree that the employment of Executive as President of the Company shall cease as of the Resignation Date and that Executive shall be deemed to have resigned. The Executive also resigns, effective as of the Resignation Date, from all positions, including directorships, which Executive may have in the Company and its Subsidiaries, including without limitation, Friendly Holidays, Inc., Island Resort Tours, Inc., International Travel & Resorts, Inc., Classic Custom Vacations, Haddon Holidays, Inc., Globetrotter Vacations, Inc., GVG Finance Company and Globetrotters, Inc. By execution of this Agreement, the Executive hereby acknowledges that he has resigned without Good Reason effective as of the Resignation Date.





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         1.2 SEVERANCE PAY FOR EXECUTIVE. Except as otherwise provided below, the parties hereby agree that Executive shall be owed severance payments (the "Severance Payments") equal to an aggregate of Two Hundred Thousand Dollars ($200,000). Except as otherwise provided below, the Severance Payments shall be payable as salary continuation in equal bi-weekly installments from the Company commencing as of the Resignation Date and continuing for a period of 12 months ending on October 31, 2000 (the "Severance Period"). The Company will provide during the Severance Period health, life, accident, and disability insurance benefits for Executive on the same basis and with the same coverage as for other senior executives of the Company (e.g., Roger Ballou), or any successor to the Company, and shall deem the termination of Executive's health insurance coverage for purposes of COBRA and HIPPA as of the date said insurance coverage terminates hereunder. Executive shall also be entitled to retain his Company automobile until October 31, 2000 (collectively, the Severance Payments and the other benefits provided hereunder are referred to as the "Severance Benefits"). Notwithstanding the foregoing, (i) all Severance Benefits shall cease immediately after the later to occur of (x) May 1, 2000 or (y) the date Executive becomes employed on a full-time basis by another business or enterprise, and (ii) the Severance Payments shall be reduced, on a dollar-for-dollar basis, by the amount of all (A) accrued but unpaid interest on the Lewis Note (as defined below) and (B) consulting or other payments received by Executive for services or work performed between May 1, 2000 and October 31, 2000. Any such reduction in Severance Payments required by clause
(ii) of the preceding sentence shall be applied first against the next Severance Payment then due to Executive and then against each succeeding Severance Payment thereafter until such reduction has been satisfied in full. Executive shall give prompt written notice of his employment or engagement by any company or other entity at any time during the period from May 1, 2000 through October 31, 2000.

         1.3 OPTIONS. All non-vested stock options (potentially exercisable for 301,517 shares) held by Executive with respect to the common stock of the Company shall terminate effective as of the Resignation Date. All vested stock options (exercisable for 92,172 shares at an option exercise price of $14) held by Executive with respect to the common stock of the Company shall remain in full force and effect after the Resignation Date and will terminate, if unexercised, at 5:00 p.m. (EST) on October 31, 2000.

         1.4 STATUS OF MANAGEMENT AGREEMENT. The Management Agreement is hereby terminated and of no further force or effect. Except for Executive's rights as a shareholder of the Company, all obligations between Executive and the Company as well as any benefits to Thayer are hereby governed by this Agreement.





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          1.5     MUTUAL RELEASE.

                  (a) Except in connection with the obligations of the parties under this Agreement, for which no release is granted until such obligations are satisfied in full according to the terms hereof, and except for any actions or omissions which constitute willful and wanton misconduct or fraud and for which the Company has filed a civil action no later than July 31, 2000, Executive on the one hand and the Company on the other hand, hereby remise, release and forever discharge the other and their successors, assigns and affiliates from any and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckoning, contracts, controversies, agreements, liabilities, promises, damages, judgments, claims or demands of whatsoever kind or nature, in law or in equity which either the Executive on the one hand and the Company on the other hand, may have against the other from the beginning of time to the date hereof.

                  (b) These releases shall include, subject to the limitations set forth in (a) above, by way of example and not limitation, all claims, actions, causes of action, liabilities, demands, rights, damages, costs, attorneys' fees, expenses and controversies of every kind which arise out of, relate, or are based on (i) Executive's employment with the Company and its Subsidiaries or the resignation thereof, (ii) statements, acts or omissions by Company and its agents (whether actual or apparent), employees or representatives whether in their individual or representative capacities, (iii) express or implied agreements between the parties, and (iv) the Civil Rights Act of 1866, 1964, and 1991, the Employee's Income Retirement Security Act of 1974, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Rehabilitation Act of 1973, and all other state and federal statutes.

         1.6      WARRANTIES.

         (a) EXECUTIVE WARRANTIES. Executive warrants and represents as follows:

                      (i) He has read this Agreement, and agrees to the conditions and obligations set forth in it;

                      (ii) He has had a reasonable time to consider the terms of this Agreement after being advised by Company to seek legal counsel;

                      (iii) He has had twenty-one (21) days in which to consider the Agreement, and, if he executes this Agreement less






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

         than twenty-one (21) days from receipt, it is with the understanding that he had the full twenty-one (21) days available if he so desired;

                      (iv) He may revoke this Agreement for seven (7) days following his execution hereof, and this Agreement shall not become enforceable and effective until seven (7) days after such execution;

                      (v) He has not assigned any of his rights or interests under this Agreement, the Management Agreement, or any other agreement or arrangement between him and the Company;

                      (vi) He voluntarily executes this Agreement after having had full opportunity to consult with legal counsel and without being pressured or influenced by any statement or representation of any person acting on behalf of Company including the officers, agents and attorneys for Company; and

                      (vii) He has full and complete legal capacity to enter into this Agreement.

                   b) COMPANY WARRANTIES.

                      (i) The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporation action of the Company, and this Agreement has been duly and validly executed and delivered by the Company and it constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms; and

                      (ii) The Company has not assigned any of its rights or interests under this Agreement, the Management Agreement or any other agreement or arrangement between the Company and the Executive.

         1.7      REPURCHASE OF STOCK.

                  (a) In consideration for the cancellation by the Company of that certain promissory note dated April 24, 1999 in the aggregate principal amount of Two Hundred Seventy Thousand Dollars ($270,000) (the "Lewis Note"), the Executive agrees to sell, transfer and assign to the Company and the Company agrees to purchase and acquire from the Executive, Seventy-Four Thousand and Five Hundred Fifty-Four (74,554) shares of the Company's Common Stock sold to and owned by the Executive pursuant to the Management Agreement (the "Repurchased Shares"). On the Resignation Date,







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the Company shall deliver the cancelled Lewis Note to the Executive in exchange for all of the Repurchased Shares.

         (b) Executive represents and warrants that:

             (i) He has full right, power and authority to enter into perform this Agreement and to sell, transfer and assign the Repurchased Shares contemplated above;

             (ii) He is the sole beneficial owner of the RepShares to be sold by him to the Company as contemplated above, free and clear of all liens, claims and encumbrances; and

             (iii) His execution, delivery and perof this Agreement will not violate any agreement binding on him.

         1.8 RETAINED COMPANY SHARES. Upon completion of the purchase by the Company of the Repurchased Shares, Executive will continue to be the owner of Forty-Nine Thousand Two Hundred Forty-Three (49,243) shares of the Company's Common Stock (hereinafter referred to as the "Retained Shares") which shares were sold to Executive pursuant to the Management Agreement. Subject to compliance with applicable securities laws, all of the Retained Shares are fully transferable by Executive at any time.

         1.9 POST-EMPLOYMENT RELATIONSHIP. Following the Resignation Date, Executive agrees that, at the request of the Company's Chief Executive Officer or the Board, he will provide advice and consultation to the Company at mutually agreeable times with respect to matters listed on Exhibit A hereto and on other matters mutually approved by the Executive and the Company. In addition, nothing contained herein, including but not limited to paragraphs
1.11 and 1.12, shall prohibit Executive from acting as a consultant or making business proposals to Thayer or an Affiliate of Thayer on any matters during the Noncompete Period, or from attempting to structure business transactions involving the sale or purchase of any assets or services of the Company or its Subsidiaries, provided Executive has obtained a confidentiality agreement (on a Company approved form) from any third party with which he discusses such business transactions and approval from a senior executive of the Company to approach said third party, which will not be unreasonably withheld.

         1.10 NON-DISPARAGEMENT. Subsequent to the date hereof, the parties hereto agree not to intentionally make to any customer, supplier, employee or business relation or affiliate of the Company, Thayer, or the general public any statement that materially disparages the other or, where applicable,









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their respective subsidiaries and affiliates (including their respective officers, directors, shareholders and employees).

         1.11     CONFIDENTIAL INFORMATION AND GOODWILL; INVENTIONS.   Executive
acknowledges and agrees that:

                  (a) As a necessary function of Executive's employment with the Company, Executive had access to and utilized Confidential Information which constitutes a valuable and essential asset of the Company's business.

                  (b) The Confidential Information, observations and data obtained by Executive during the course of his employment concerning the business and affairs of the Company are the property of the Company, including information concerning the acquisition opportunities in or reasonably related to the Business of which Executive became aware during his employment by the Company. Therefore, Executive agrees that he will not disclose to any unauthorized Person or use for his own account any of the Confidential Information without the Board's written consent. Within ten (10) days following the date of this Agreement, Executive agrees to deliver to the Company all memoranda, notes, plans, records, reports and other documents (including copies thereof) relating to the Business or any other Confidential Information which are in the possession or control of Executive.

                  (c) Executive acknowledges that all inventions, innovations, developments, improvements, methods, designs, analyses, drawings, software, reports and all similar or related information (whether or not patented or patentable) developed by Executive during his employment by the Company which (i) directly or indirectly relate to the Company or its Affiliates or the Business, or (ii) resulted from any work performed by Executive while employed by the Company or its Affiliates belongs to the Company and its Affiliates and Executive represents and warrants that, except to the extent previously transmitted to the Company, no such inventions, innovations, developments, improvements, methods, designs, analyses, drawings, software, reports and all similar or related information (whether or not patented or patentable) exist.

         1.12     NONCOMPETITION AND NONSOLICITATION.

                  (a) Executive acknowledges that in the course of his employment with the Company he has become familiar with the Company's and its Affiliates' trade secrets and with other Confidential Information concerning the Company and that his services were of special, unique and extraordinary value to the Company and its Affiliates. Therefore, Executive agrees that, until October 31, 2000 (the "Noncompete Period"), and the timely satisfaction by the Company of all obligations to the Executive as provided under this Agreement he shall not, without the Company's prior consent, engage in Competitive Activity by directly owning, managing, controlling, participating in, consulting with, or







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engaging in any business competing with the Business of the Company and its
Subsidiaries or any businesses as to which Executive has knowledge that the Company or its Subsidiaries have firm plans to engage in.

         (b) During the Noncompete Period and for a period of twelve (12) months thereafter, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof or (ii) induce or attempt to induce any customer, supplier, vendor, licensee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary or to modify its business relationship with the Company in a manner adverse to the Company or any Subsidiary, or in any way disparage the Company or its Subsidiaries to any such customer, supplier, vendor, licensee or business relation of the Company or any Subsidiary.

         (c) If, at the time of enforcement of Section 1.11 or 1.12 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Executive's services are unique and because Executive has access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof.

         1.13     DEFINITIONS.

                  (a) "Affiliate" of any Person means any other Person that directly or indirectly controls, is controlled by or is under common control with such Person.

                  (b) "Board" means the Company's board of directors or the board of directors or similar management body of any successor of the Company.







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                  (c)      "Business" means providing and distributing
wholesale travel and vacation packages.

                  (d) "Competitive Activity" means any business or activity of Executive or any third party that is the same as the Business or competitive with the Business.

                  (e) "Confidential Information" means all confidential information and trade secrets of the Company and its Affiliates including, without limitation, the following: the identity, written lists, or descriptions of any customers, referral sources or Organizations; financial statements, cost reports, or other financial information; contract proposals or bidding information; business plans; training and operations methods and manuals; personnel records; fee structures; and management systems, policies or procedures, including related forms and manuals. "Confidential Information" shall not include any information or knowledge which: (a) is in the public domain other than by Executive's breach of this Agreement or (b) is disclosed to Executive lawfully by a third party who is not under any obligation of confidentiality.

                  (f) "Management Agreement" has the meaning set forth in the first WHEREAS clause set forth above.

                  (g) "Organization" means any organization that has contracted with the Company for the performance of services in connection with the Business.

                  (h) "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

                  (i) "Resignation Date" has the meaning set forth in the third WHEREAS clause set forth above.

                  (j) "Subsidiary" means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

                                   ARTICLE II
                               GENERAL PROVISIONS

         2.1 NOTICES. Any notice provided for in this Agreement must be in writing and must be delivered to the recipient at the address below indicated:






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                     To the Company:

                         c/o Global Vacation Group, Inc.
                         1420 New York Avenue, Suite 525
                         Washington, D.C. 20004
                              Tel:     (202) 347-1800
                              Fax:     (202) 347-0710
                              Attn:    Larry Gilbertson, Esq.

                     With Copies to:

                         Hogan & Hartson, L.L.P.
                         555 Thirteenth Street, N.W.
                         Washington, D.C. 20004
                              Tel:     (202) 637-5771
                              Fax:     (202) 637-5910
                              Attn:    Christopher J. Hagan, Esq.

                     To the Executive:

                        Raymond Lewis
                        1315 31st Street, N.W.
                        Washington, D.C.  20036

                     With Copies to:

                        Jeffrey L. Berger, Esq., P.C.
                        1900 M Street, NW
                        Suite 600
                        Washington, DC 20036
                                Tel:     (202) 861-1361
                                Fax:     (202) 861-1362


or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given five (5) business days after mailing by first class mail, certified return receipt requested, one business day after delivery to a receipted courier for next business day delivery, or upon confirmed transmission by telex or facsimile.

         2.2 SEVERABILITY. Except as provided in section 1.12(c), whenever possible, each provision of this Agreement will be interpreted in such








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manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not effect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         2.3 ARBITRATION. Except for the remedies of the Company provided in Section 1.12, to which the terms of this section do not apply, the parties hereto agree to submit any disputes arising out of or relating to this Agreement to binding arbitration in Washington, DC, administered by the American Arbitration Association under its Commercial Arbitration Rules, before one arbitrator, and judgment on the award rendered by the arbitrator may be entered into any court having jurisdiction thereof. The prevailing party in any arbitration shall be entitled to recover its reasonable attorneys' fees and costs from the other party or parties.

         2.4 COMPLETE AGREEMENT. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         2.5 COUNTERPARTS; FACSIMILE TRANSMISSION. This Agreement may be executed on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same Agreement. This Agreement may be executed and delivered by facsimile transmission.

         2.6 SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company and their respective successors and assigns; provided, however, that this Agreement is fully-assignable by the Company but the rights, duties and obligations of the Executive under this Agreement shall not be assignable by the Executive without the Company's express prior written consent.

         2.7 CHOICE OF LAW. This Agreement shall be governed by the internal law, and not the law of conflicts, of the State of New York.






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         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                            EXECUTIVE:

           -------------------------------------
                                            Raymond Lewis

                                            GLOBAL VACATION GROUP, INC.

BY:
   ------------------------------
                                            Name:
                                            Title:


                                            THAYER EQUITY INVESTORS III, L.P.

                                            By: TC Equity Partners, LLC
                                            Its: General Partner

                                                     By:
                                                        -----------------------------
                                                     -----
                                                     Name:


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